UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2024

Argo Group International Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 7th Avenue

7th Floor

New York, New York 10018

(Address, Including Zip Code,

of Principal Executive Offices)

Registrant’s telephone number, including area code: (210) 321-8400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.500% Senior Notes due 2042 issued by Argo Group US, Inc. and the Guarantee with respect thereto	ARGD	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a Share of 7.00% Resettable Fixed Rate Preferred Stock, Series A, Par Value $1.00 Per Share	ARGOPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note.

On September 25, 2024, Argo Group International Holdings, Inc. (the “Company”) and AGIH Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub would merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), all upon the terms and subject to the conditions set forth in the Merger Agreement. The Merger Agreement was adopted, and the Merger was approved, by the sole holder of the Company’s outstanding common stock, BNRE Triangle Acquisition Inc., by action by written consent on September 25, 2024, and the Merger became effective on September 25, 2024.

The purpose of the Merger was to reduce the Company’s annual franchise taxes in the State of Delaware by reducing the number of authorized shares of the Company’s common stock and preferred stock. Pursuant to the Merger Agreement, each share of common stock, par value $1.00 per share, of the Company was converted into and became one hundred millionth (1/100,000,000) of a validly issued, fully paid, and non-assessable share of common stock, par value $0.01 per share, of the Company. As previously disclosed, on November 16, 2023, the Company completed a merger with a subsidiary of Brookfield Reinsurance Ltd., as a result of which all of the issued and outstanding shares of common stock of the Company are now owned indirectly by Brookfield Reinsurance Ltd. Each share of 7.00% Resettable Fixed Rate Preferred Stock, Series A, remains issued and outstanding, unaffected by the Merger.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, pursuant to the Merger Agreement, the certificate of incorporation of the Company, as then in effect, was amended and restated in its entirety and replaced by the amended and restated certificate of incorporation of the Company (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation reduces the number of authorized shares of the Company’s common stock from 2,000,000,000 to 1,000; reduces the par value of the Company’s common stock from $1.00 per share to $0.01 per share; and reduces the number of authorized shares of the Company’s preferred stock from 30,000,000 to 10,000. In addition, the bylaws of the Company, as then in effect, were amended and restated in their entirety and replaced by the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws remove transfer restrictions on shares of stock.

The foregoing descriptions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are qualified in their entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are included as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit
3.1	Amended and Restated Certificate of Incorporation of Argo Group International Holdings, Inc.
3.2	Amended and Restated Bylaws of Argo Group International Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2024	ARGO GROUP INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Christopher Donahue
		Name:	Christopher Donahue
		Title:	Chief Financial Officer